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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 4, 1996, except with respect to the matter discussed in Note 11, as to which date is January 28, 1997, included in Consilium, Inc.'s Form 10-K for the year ended October 31, 1996 and to all references to our Firm included in this registration statement.



                                                        /s/ Arthur Andersen LLP

                                                        Arthur Andersen LLP
San Jose, California
May 29, 1997


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